Exhibit 99.3

July 28, 2010	Investor Relations Contact:
Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz

Media Contact:
Allen Goldberg
(202) 368-4670
allen.goldberg@neustar.biz
Neustar Announces Authorization for Share Repurchase Plan
STERLING, VA, July 28, 2010 — Neustar, Inc. (NYSE: NSR) today announced that its Board of Directors has authorized a three-year share repurchase program for up to $300 million of its Class A common shares. The share repurchases may be made through 10b5-1 programs, open market purchases, privately negotiated transactions or otherwise as market conditions warrant, at prices the company deems appropriate, and subject to applicable legal requirements and other factors.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) solves complex communications challenges and provides market-leading, innovative solutions and directory services to enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as guidance regarding its 2010 results. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations; modifications to or terminations of its material contracts; its ability to successfully identify and complete acquisitions; integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of its existing services; its ability to successfully develop and market new services; the uncertainty of whether new services will achieve market acceptance or result in any revenue; and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.